UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 14, 2022
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-03262	94-1667468

(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)
(972) 668-8800
(Registrant's Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders
Comstock Resources, Inc. (the "Company") held its 2022 Annual Meeting of Stockholders on June 14, 2022. The following proposals were submitted to the holders of the Company's common stock for a vote:
1.The re-election of five nominees to the Board of Directors; and
2.The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.
211,592,367 shares of the Company's common stock were represented at the meeting, or 91% of the Company's voting capital stock. 14,457,157 of the shares were broker non-votes and were only included in the results on proposal 2.
The results of such votes were as follows:
1.The following votes were cast in the election of the five nominees to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Total

M. Jay Allison	195,636,552	1,498,658	197,135,210
Roland O. Burns	193,369,388	3,765,822	197,135,210
Elizabeth B. Davis	194,352,808	2,782,402	197,135,210
Morris E. Foster	176,705,882	20,429,328	197,135,210
Jim L. Turner	194,322,810	2,812,400	197,135,210
2.The following votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Total

210,994,180	581,460	16,727	211,592,367

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: June 14, 2022	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer